Exhibit No. 99.1

                          MIKRON INFRARED, INC REPORTS
                   FIRST QUARTER RESULTS FOR FISCAL YEAR 2004

                          Mikron Posts Increased Sales

Mikron Infrared, Inc. (MIKR) announced its financial results for the first quarter of fiscal year 2004.

Mikron's first quarter sales were 11% higher than the same quarter last year. Sales were $5,896,393 for the quarter ended January 31, 2004 compared to sales of $5,326,060 for the quarter ended January 31, 2003. Operating income was $532,367 for the three months ending January 31, 2004, compared to, $700,770 for the three months ended January 31, 2003. Both basic and fully diluted earnings per share were $.05 for the first quarter 2004 compared to $.08 for the first quarter 2003.

Gerry Posner, Mikron's President commented that, "We had a solid first quarter in a competitive business climate and, in what still appears, to be a cautious capital spending environment. Our newly added European operations made a substantial contribution to profit in the first quarter."

Dennis Stoneman, Mikron's Executive Vice President added, "We are excited about a successful introduction of the MIDAS thermal imaging camera in the first quarter. Customer awareness and acceptance of Mikron's imaging product line continues to grow."

Mikron Infrared, Inc., founded in 1969, is a developer, manufacturer and marketer of infrared non-contact temperature measurement devices, temperature sensors, calibration sources and thermal imaging systems. Its executive offices and manufacturing facilities are located at 16 Thornton Road, Oakland, NJ (Tel. No. 201/405-0900)

                                      3 MONTHS THROUGH        3 MONTHS THROUGH
                                      JANUARY 31, 2004        JANUARY 31, 2003
Total Revenues                                $5,896,393              $5,326,060
Net Income Before Taxes                          459,464                 651,752
Net Income                                       281,916                 380,655
Earning Per Share                                  $0.05                   $0.08


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

Consolidated statements of operations
For the quarters ended January 31, 2004 and 2003

                                              3 MONTHS THROUGH      3 MONTHS THROUGH
                                              JANUARY 31, 2004      JANUARY 31, 2003
Revenues:
   Net Sales                                       $ 5,896,393           $ 5,309,948
   Royalties                                                 0                16,112
                                                   -----------           -----------
Total Revenues                                       5,896,393             5,326,060
                                                   -----------           -----------
Costs and Expenses
   Cost of goods sold                                2,880,413             2,760,538
   Selling, General and
     Administrative                                  1,989,473             1,506,571
   Research, Development
     And Engineering                                   494,140               358,181
                                                   -----------           -----------
Total Costs and Expenses                             5,364,026             4,625,290
                                                   -----------           -----------
Income from Operations                                 532,367               700,770
Other Income (Expense):
   Interest Expense                                    (69,280)              (58,587)
   Other (Expense) Income, net                          (3,623)                9,569
                                                   -----------           -----------
Net Income Before Income Taxes                         459,464               651,752
   Income Tax Provision                               (177,548)             (271,097)
                                                   -----------           -----------
Net Income                                             281,916               380,655
                                                   ===========           ===========
Net Income per Share-Basic                         $      0.05           $      0.08
                                                   ===========           ===========
Weighted Average Number of Shares-Basic
                                                     5,259,628             4,721,660
                                                   ===========           ===========
Net Income per Share-Diluted                       $      0.05           $      0.08
                                                   ===========           ===========
Weighted Average Number of Shares-Diluted
                                                     5,421,808             4,974,988
                                                   ===========           ===========

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: -- Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could effect the company's actual results include but are not limited to the risks discussed in the company's Annual Report on Form 10KSB for the year ended October 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update publicly any forward-looking statements to reflect the occurrence of unanticipated events.

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Contact:
         Mikron Infrared, Inc
         Paul Kohmescher, 201/405-0900


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